                                                                   Exhibit 10.27

                                SIXTH AMENDMENT
                                ---------------

                                      TO
                                      --

                               CREDIT AGREEMENT
                               ----------------

           THIS SIXTH AMENDMENT dated as of March 21, 2002 ("Sixth Amendment"), is by and among CHANNELL COMMERCIAL CORPORATION ("Borrower"), a Delaware corporation, the financial institutions signatory hereto (collectively, the "Lenders") and FLEET NATIONAL BANK, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

PRELIMINARY STATEMENTS

           (A) The Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of May 1, 1998 and as amended by Amendment No. 1 to Credit Agreement, dated as of September 3, 1998 and Amendment No. 2 to Credit Agreement, dated as of December 29, 1999, Amendment No. 3 to Credit Agreement, dated as of July 20, 2000, Fourth Amendment to Credit Agreement dated as of May 31, 2001, and Fifth Amendment and Waiver to Credit Agreement dated as of December 17, 2001 (as heretofore amended, the "Original Credit Agreement" and as it is hereby and as it may hereafter from time to time be amended, modified and supplemented, the "Credit Agreement");

           (B) Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement and/or relevant Loan Documents.

           NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

Article I. Amendments to Credit Agreement and Security Agreement.
           -----------------------------------------------------

           This Sixth Amendment shall be deemed to be an amendment to the Credit Agreement, and shall not be construed in any way as a replacement therefor. All of the terms and provisions of this Sixth Amendment, including, without limitation, the representations and warranties set forth herein, are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

           1.1 Article I of the Credit Agreement, Section 1.01, Certain Defined
                                                                ---------------
Terms, is amended as follows:
-----

          The following definitions are inserted in proper alphabetical order:

     "Sixth Amendment" means the Sixth Amendment and Waiver to the Credit
      ---------------
Agreement dated as of December 31, 2001.

     "Sixth Amendment Effective Date" shall have the meaning as set forth in the
      ------------------------------
preamble to Article III of the Sixth Amendment, i.e., the date on which all of
                                                ---
the conditions precedent to effectiveness of the Sixth Amendment shall have occurred to the satisfaction of the Required Lenders and Administrative Agent.

          1.2 Article II of the Credit Agreement is amended as follows:

          the following shall be added to Article II as Sections 2.05(c) and 2.05(d):

          "Section 2.05(c) - Notwithstanding anything to the contrary contained in this Article II from and after the date of the Sixth Amendment, Borrower shall not request and Lenders shall not make any Revolving Advances and/or issue any Letters of Credit in excess of $22,130,152.70 as same shall be reduced in accordance with Section 2.05, it being understood and agreed by the Loan Parties that any payments made in accordance with this Sixth Amendment shall not be construed to create availability for borrowing purposes under the Credit Agreement."

          "Section 2.05(d)(i) - On or before the date of the Sixth Amendment, Borrower shall pay to Bank in immediately available funds an amount equal to $3,000,000. Upon payment as aforesaid, the Revolving Facility Commitment shall be permanently reduced by said amount.

          "Section 2.05(d)(ii) - On or before March 31, 2002, Borrower shall pay to Lenders an amount equal to $3,500,000.00 in immediately available funds. Upon payment as aforesaid, the Revolving Facility Commitment shall be permanently reduced by said amount.

          "Section 2.05(d)(iii) - Immediately upon the sale of the Temecula Property, Borrower shall pay or cause to be paid to the Lenders, in good funds, an amount equal to no less than $1,500,000.00."

          1.3 Article VI of the Credit Agreement is amended as follows: Section
6.18 Financial Covenants is amended as follows:
     -------------------

          Section 6.18(a) Minimum Net Worth is deleted in its entirety and the
                          -----------------
following is substituted therefor:

          "(a) Minimum Net Worth. Commencing as of the fiscal quarter ending
               -----------------
March 31, 2002, and at all times thereafter, maintain, as of the last day of each fiscal quarter, an excess of Consolidated total assets over Consolidated total liabilities of the Borrower and its Subsidiaries of not less than the sum of (i) Thirty Six Million Dollars ($36,000,000) plus (ii) 75% of positive
                                                ----
Consolidated Net Income (and excluding 100% of Consolidated net losses) of the Borrower and its Subsidiaries since the date of this Sixth Amendment to and including each date of determination computed on a cumulative basis for said entire period, plus (iii) 100% of the Net Cash Proceeds received by the Borrower
               ----
from any Equity Offering."

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          Section 6.18(b) Total Consolidated Debt to EBITDA. is deleted in its
                          ---------------------------------
entirety and the following is substituted therefore:

          "(b) Total Consolidated Debt to EBITDA. Commencing as of the fiscal
               ---------------------------------
quarter ending March 31, 2002 and at all times thereafter, maintain as of the end of each fiscal quarter of the Borrower a ratio of (i) Total Consolidated Debt (other than trade credit, accrued expenses and invoice taxes payable) to
(ii) EBITDA for the most recently completed quarter multiplied times four (4) of not more than 3.00:1.0."

          Section 6.18(c) Fixed Charge Coverage Ratio is deleted in its entirety
                          ---------------------------
and the following shall be substituted therefor:

          "(c) Fixed Charge Coverage Ratio. Commencing as of the fiscal quarter
               ---------------------------
ending March 31, 2002 and at all times thereafter, maintain as of the end of each fiscal quarter of the Borrower a Fixed Charge Coverage Ratio of not less than the following ratios for the requisite periods set forth below:

          Fiscal Quarter Ending:         Not less than:
          ---------------------          -------------

          March 31, 2002                   .84:1.00

          June 30, 2002                    1.00:1.00

          September 30, 2002               1.15:1.00

          For purposes of this Section 6.18(c), "Fixed Charge Coverage Ratio" shall mean, the ratio of (i) EBITDA for the most recently completed fiscal quarter of the Borrower less the sum of (A) Capital Expenditures made in cash
                        ----
during such period, and (B) the aggregate amount of federal, state, local and foreign taxes paid in cash by the Borrower and its Subsidiaries during such period, to (ii) Consolidated cash Interest Expense payable by the Borrower and its Subsidiaries on all Debt during such period plus principal amounts of all
                                                ----
Debt payable by the Borrower and its Subsidiaries during such period excluding the principal payment of $3,000,000 referenced Section 2.05 (d) (i) above and excluding the principal payment of $3,500,000 referenced Section 2.05 (d) (ii) above."

          Section 6.18(d) Minimum Consolidated Interest Coverage Ratio. shall be
                          --------------------------------------------
deleted in its entirety and the following shall be substituted therefor:

          "(d) Minimum Consolidated Interest Coverage Ratio. Maintain as of the
               --------------------------------------------
end of each fiscal quarter of the Borrower a ratio of (i) EBITDA for the most recently completed quarter multiplied times four (4) to (ii) Consolidated Interest Expense for the most recently completed four (4) fiscal quarters of not less than 3.00:1.00."

          1.4 Article VIII of the Credit Agreement is amended by adding the following at the conclusion of Section 8.13:

          (a) "the Borrower shall fail by December 31, 2002 to refinance and indefeasibly repay in full the Obligations owing to the Lenders and the Agent."

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          (b) "the Borrower and/or Guarantors shall fail to perform each and every term, condition or undertaking on its/their part to be performed under the Credit Agreement including but not limited to Sections 2.05(d)(i), (ii), and (iii)and Section 4.1 of Article IV of the Credit Agreement."

Article II. Representations and Warranties; Confirmations
            ---------------------------------------------

          In order to induce the Lenders and the Administrative Agent to enter into this Sixth Amendment, the Borrower and each of the other Loan Parties, jointly and severally, represent and warrant to the Lenders and the Administrative Agent that:

          2.1 As of the date hereof, and after giving effect to this Sixth Amendment, no Default or Events of Default exists under the Credit Agreement, and no event exists which, with the giving of notice or lapse of time, or both, would constitute a Default or Events of Default.

          2.2 As of the date hereof and after giving effect to this Sixth Amendment, each and every one of the representations and warranties set forth in the Loan Documents shall be true, accurate and complete in all respects and with the same effect as though made on the date hereof, and each shall hereby be incorporated herein in full by reference as if restated herein in its entirety, except for any representation or warranty limited by its terms to a specific date and except for changes in the ordinary course of business which are not prohibited by the Credit Agreement (as amended hereby) and which shall not, either singly or in the aggregate, have a Material Adverse Effect.

          2.3 The execution, delivery and performance by (i) the Borrower of this Sixth Amendment and any other Loan Document delivered pursuant hereto, and
(ii) each other Loan Party of any Loan Document to which it is a Party, are within each such Loan Party's organizational powers and have been duly authorized by all necessary corporate action on the part of each such Loan Party. This Sixth Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and this Sixth Amendment is the legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms.

          2.4 The execution, delivery and performance by the Borrower and each other Loan Party of any Loan Document and consummation by the Borrower and each other Loan Party of the transactions contemplated hereby and thereby does not and shall not (a) conflict with or result in any breach or violation of any provision of the certificate of incorporation or by-laws of the Borrower or any other Loan Party, (b) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), under, or result in the termination of, or accelerate the performance required by, or result in the creation of a Lien upon any of the properties or assets of the Borrower or any other Loan Party under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which the Borrower or any other Loan Party is a party or to which any of its properties or assets are subject, (c) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental, judicial, administrative or regulatory authority of the United States or of any

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state, local or foreign government or subdivision thereof (a "Governmental
                                                              ------------
Entity") or (d) violate any order, writ, injunction, decree, judgment, ruling,
-----
law, statute, rule or regulation of any Governmental Entity.

          2.5 The Borrower hereby acknowledges and confirms that all of the liens and security interests granted pursuant to the Loan Documents secure, without limitation, the due payment and performance of all indebtedness, liabilities and obligations of the Borrower to the Lenders under the Credit Agreement as amended hereby, and that the term "Obligations" as used in the Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities, and obligations of the Borrower to the Lenders and the Administrative Agent) includes, without limitation, the indebtedness, liabilities and obligations of the Borrower and the Administrative Agent to the Lenders under the Credit Agreement as amended hereby.

          2.6 Each of the Guarantors hereby acknowledges and confirms that the terms "Obligations", "Guaranteed Obligations" and "Guaranteed Liabilities" as used in each Guaranty includes, without limitation, all of the indebtedness, obligations and liabilities of the Borrower to the Lenders and the Administrative Agent under the Credit Agreement as amended hereby.

          2.7 Each of the Guarantors hereby acknowledges and confirms that:

          (a) all of the liens and security interests granted pursuant to the Security Agreement and any Collateral Document secure, without limitation, all of the indebtedness, liabilities and obligations of such Guarantor to the Lenders and the Administrative Agent under its Guaranty, as confirmed hereby, and that the term "Obligations" as used in the Security Agreement and any Collateral Document (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of each Guarantor to the Lenders), includes without limitation, the indebtedness, liabilities and obligations of such Guarantor under its Guaranty, as confirmed hereby; and

          (b) all of the representations and warranties set forth in the Security Agreement and each other Collateral Document, as confirmed hereby, are true and correct as of the date hereof, except for any representation or warranty limited by its terms to a specific date and except for changes in the ordinary course of business which are not prohibited by the Security Agreement or such other Collateral Document and which shall not, either singly or in the aggregate, have a Material Adverse Effect.

Article III. Conditions Precedent to the Effectiveness of this Sixth Amendment.
             -----------------------------------------------------------------

          The Amendments contemplated by Article I hereof are subject to the
                                         ---------
satisfaction of each of the following conditions precedent. The date on which all such conditions shall have been fulfilled to the satisfaction of the Administrative Agent and the Required Lenders, and the date on which this Sixth Amendment shall have become effective, shall be herein called the "Sixth Amendment Effective Date".

          The Administrative Agent shall have received on or before the Sixth Amendment Effective Date the following, and the following documents each of which shall be dated as of the

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Sixth Amendment Effective Date (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Lenders, and in sufficient copies, for each Lender:

          3.1 Original, executed counterparts of this Sixth Amendment.

          3.2 $3,000,000 principal payment described in Section 2.05(d)(i).

          3.3 Intentionally omitted

          3.4 A fully executed Ratification of Guaranty and Acknowledgment of Sixth Amendment and Waiver and Negative Pledge Agreement ("Ratification") in form and substance satisfactory to the Administrative Agent whereby Egerton reaffirms the Guaranty and agrees that until such time as the Obligations have been indefeasibly paid in full, it shall not encumber, sell or otherwise dispose of the U.K. Property.

          3.5 Certified copies of resolutions of the Board of Directors of the Borrower, A.C. Egerton (Holdings) Limited, and each other Loan Party approving this Sixth Amendment, the Ratification and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Sixth Amendment, and each other Loan Document.

          3.6 A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of the Borrower, dated reasonably near the date hereof, stating that the Borrower has paid all franchise taxes to the date of such certificate and the Borrower is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

          3.7 A certificate of the Borrower and each other Loan Party signed on behalf of the Borrower or such other Loan Party, as the case may be, by a Responsible Officer and the Secretary or an Assistant Secretary of the Borrower or such other Loan Party, as the case may be, dated the date hereof (the statements made in such certificate shall be true on and as of the date hereof), certifying as to (1) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the Secretary of State's certificate referred to above, or in the case of A.C. Egerton (Holdings) Limited, since the copies of its Memorandum and Articles of Association as in effect on the date delivered to the Administrative Agent in connection with the Fifth Amendment to Credit Agreement (save that if its Memorandum and Articles of Association were amended since last delivered to the Administrative Agent in connection with the Fifth Amendment to Credit Agreement, A.C. Egerton (Holdings) Limited shall certify that such Memorandum and Articles of Association were amended and provide a certified copy of such amended Memorandum and Articles of Association to the Administrative Agent alongside the aforementioned certificate), (2) the absence of any amendments to the bylaws of the Borrower and each other Loan Party (except A.C. Egerton (Holdings) Limited) since the last date of delivery thereof to the Administrative Agent, (3) the due incorporation of the Borrower and each other Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or any other Loan Party, (4) the truth of the representations and warranties contained herein, (5) the satisfaction of the conditions precedent required of the Borrower and its

Subsidiaries as set forth in this Article III, and (6) the absence of any event occurring and continuing, or resulting from the transactions contemplated by this Sixth Amendment, that constitutes a Default.

          3.8 A certificate of the Secretary or an Assistant Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and each other Loan Party authorized to sign this Sixth Amendment, the Guaranty Confirmation and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

          3.9  Intentionally Omitted

          3.10 All accrued fees and expenses of the Administrative Agent and if and as appropriate, among the Lenders (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, syndication, collateral examination appraisal, and other direct out-of-pocket expenses) shall have been paid.

          3.11 The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such other documents, agreements and instruments as the Administrative Agent may reasonably request for a transaction of the nature contemplated by this Sixth Amendment and all proceedings (including, without limitation, under applicable foreign law) in connection with the transactions contemplated by this Sixth Amendment, and all documents incidental thereto shall be satisfactory to the Administrative Agent.

Article IV. Conditions Subsequent
            ---------------------

          4.1 Borrower shall immediately notify Lenders of the time and place of a closing involving the Temecula Property (the "Temecula Closing") and shall provide to the Administrative Agent in advance of the Temecula Closing a draft closing statement showing net proceeds to be derived therefrom.

          4.2 In the event that the Obligations are not indefeasibly paid to the Administrative Agent for the benefit of Lenders in full by wire transfer on or before June 30, 2002, Borrower shall pay to Administrative Agent for the benefit of the Lenders a fee of $100,000 by wire transfer on or before June 30, 2002.

          In the event that the Obligations are not indefeasibly paid to the Administrative Agent for the benefit of the Lenders in full by wire transfer on or before September 30, 2002, Borrower shall pay to the Administrative Agent for the benefit of the Lenders a fee of $100,000 by wire transfer on or before September 30, 2002.

Article V. Reference to and Effect Upon the Credit Agreement.
           --------------------------------------------------

          5.1 Effect. The Credit Agreement, the Collateral Documents and all
              ------
agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Sixth Amendment.

          5.2 No Waiver; References. The execution, delivery and effectiveness
              ---------------------
of this Sixth Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement, except as specifically set forth herein. Upon the effectiveness of this Sixth Amendment, each reference in:

               (i) the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby;

               (ii) the other Loan Documents to the "Credit Agreement" shall mean and be a reference to the Credit Agreement as amended hereby;

               (iii) the Loan Documents to the "Loan Documents" shall be deemed to include this Sixth Amendment, and each of the other Loan Documents;

Article VI. Miscellaneous.
            -------------

          6.1 Payment of Expenses. In addition to any and all expenses to be
              -------------------
paid by Borrower pursuant to the Loan Documents, the Borrower shall pay to the Administrative Agent, for the pro rata accounts of each Lender, all reasonable documentation expenses in connection with this Sixth Amendment, including reasonable legal fees.

          6.2 Continuing Effectiveness of Credit Agreement. Except as
              --------------------------------------------
specifically amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with the terms and are hereby ratified and confirmed.

          6.3 Headings. Section headings in this Sixth Amendment are included
              --------
herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purposes.

          6.4 Law. THIS FIFTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
              ---
AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          6.5 Successors. This Sixth Amendment shall be binding upon the
              ----------
Borrower, the other Loan Parties, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the other Loan Parties, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.

          6.6 Modification. No modification or waiver of or with respect to any
              ------------
provisions of this Sixth Amendment and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Administrative Agent or

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

the Lenders from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and executed in accordance with the provisions of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Sixth Amendment, together with the Credit Agreement, as amended, embodies the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersedes all prior agreements and understandings relating to the subject matter hereof.

          6.7 Severability. The provisions of this Sixth Amendment are
              ------------
severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Sixth Amendment in any jurisdiction.

          6.8 Execution in Counterparts. This Sixth Amendment may be executed in
              -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Transmission of signatures by facsimile shall be deemed effective as if original manually executed counterparts had been delivered.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Sixth Amendment to the Credit Agreement to be duly executed as of the date first above written.

                         CHANNELL COMMERCIAL CORPORATION


                              By /s/ Thomas Liguori
                                ------------------------------------------------
                                   Name: Thomas Liguori
                                   Title: CFO


                              FLEET NATIONAL BANK
                              as Administrative Agent, Issuing Bank and a Lender


                              By /s/ George E. Durstin
                                ------------------------------------------------
                                   Name:  George E. Durstin
                                   Title: Vice President


                              WELLS FARGO BANK, NATIONAL ASSOCIATION
                              as a Lender


                              By /s/ Sylvia. N .Vargas
                                ------------------------------------------------
                              Name: Sylvia. N .Vargas
                              Title: Vice President

                                      -9-